Exhibit 10.5

Exhibit E-1

Security Agreement

I. Security Interest. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Syzygy Entertainment, Ltd., a Nevada corporation (“Pledgor”), hereby assigns and grants to Shelter Island Opportunity Fund, LLC (“Secured Party”) a security interest in the Collateral (as hereinafter defined) to secure the payment and the performance of the Obligations (as hereinafter defined).

II. Collateral. The pledge and security interest described above are granted in respect of the following collateral (the “Collateral”):

A. Description of Collateral. All of Pledgor’s right, title, and interest, now owned or hereafter acquired, in and to _______ shares of Common Stock, par value $_____ per share (the “Shares”), of Rounders Ltd., a Turks and Caicos company (the “Company”), all certificates, options and rights of any nature whatsoever which may be issued or granted in respect of the Shares while this Agreement is in effect, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledgor’s interest in the Shares.

B. Proceeds. All additions, substitutes, replacements for and proceeds of the property described in Section II.A (including all income and benefits resulting from any of the above, including, without limitation, dividends or distributions payable or distributable in cash, property, or stock; interest, premium and principal payments; redemption proceeds, and subscription rights; and shares or other proceeds of conversions or splits of any securities in such property). Any securities received by Pledgor which shall constitute such additions, substitutes and replacements for, or proceeds of, the property described in Section II.A., shall, if delivered to Pledgor, be held in trust by Pledgor for the Secured Party and shall be delivered immediately to the Secured Party.

III. Obligations. The following obligations (collectively, the “Obligations”) are secured by this Agreement: all costs and expenses of collection incurred by the Secured Party in enforcing any of such Obligations, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, of the Pledgor to the Secured Party, including, without limitation, all obligations under the Debenture, any Additional Debenture and each other Transaction Document, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and any Additional Debenture and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Pledgor from time to time under or in connection with the Debentures, any Additional Debenture and any other Transaction Documents; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

IV. Pledgor’s Warranties. Pledgor hereby represents and warrants to the Secured Party as follows:

A. Authority and Compliance. The Pledgor has full power and authority to execute and deliver this Agreement and to incur and perform the obligations provided for herein. No consent or approval of any governmental authority or other third party is or will be required as a condition to the enforceability of this Agreement, and the Collateral is and will be in compliance in all material respects with all laws and regulatory requirements to which it is subject.

B. Binding Agreement. This Agreement is duly authorized, executed and delivered by the Pledgor and is enforceable against the Pledgor in accordance with its terms. The Collateral secures all of the Obligations, without limitation as to amount or the nature of the Obligations.

C. Ownership. Pledgor is the sole record and beneficial owner of the Collateral and (i) the Collateral is and will be free and clear of any setoff, claim, restriction, pledge, lien, security interest, encumbrance or other charge of any type, except for the security interest created hereunder, (ii) the Shares were acquired in a transaction that complied with the requirements of the Securities Act of 1933, as amended, and all applicable state securities or “blue sky” laws and (iii) the Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

D. No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of, nor the compliance with, the terms, conditions or provisions hereof nor the pledge of any Collateral, will conflict with, result in a breach of, or constitute a default under (i) any relevant statute, law, ordinance, rule or regulation applicable to Pledgor or the Collateral (including, without limitation, any of the foregoing issued or enforced by the Board) or (ii) any indenture, agreement or other instrument, or any judgment, order or decree, to which Pledgor is a party or by which any of its assets including, without limitation, the Collateral, may be bound. There is no litigation, claim or judicial, administrative or governmental proceeding of which Pledgor has been notified or, to the knowledge of Pledgor, threatened with respect to the Collateral, nor is there any basis for any such litigation, claim or proceeding.

E. Security Interest. The pledge of the Collateral pursuant to this Agreement, together with the delivery to the Secured Party of certificates with respect to the Shares and stock powers in blank with respect thereto, creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

F. Financing Statements. No financing statement or similar instrument covering the Collateral is or will be on file in any public office, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

V. Pledgor’s Covenants. Until full payment and performance of all of the Obligations, unless the Secured Party otherwise consents in writing:

A. Rights to Collateral. Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to the Secured Party. Pledgor shall keep the Collateral free from all claims, restrictions, encumbrances, security interests, pledges, liens, demands or charges of any type, except the security interest hereby created. Pledgor shall not lease, lend, assign, or otherwise hypothecate, pledge or encumber the Collateral or any interest therein. Without Secured Party’s prior written consent, Pledgor shall not consent to the amendment to any document, instrument or agreement governing the terms of the Collateral or the rights of Pledgor with respect thereto.

B.  Sale of Collateral. Without the prior written consent of the Secured Party, Pledgor shall not sell or otherwise dispose of the Collateral or any part thereof.

C. Secured Party’s Costs. Pledgor shall pay all costs necessary to obtain, create, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligations, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of sales. Whether the Collateral is or is not in the Secured Party’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, the Secured Party at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligations and bear interest at the rate set out in the documents evidencing the Obligations. Pledgor agrees to reimburse the Secured Party on demand for any costs so incurred.

D. Information and Inspection. Pledgor shall (i) promptly furnish to the Secured Party any information with respect to the Collateral requested by the Secured Party; (ii) allow the Secured Party or its representatives to inspect and copy, or furnish to the Secured Party or its representatives with copies of, all records relating to the Collateral and the Obligations; and (iii) promptly furnish the Secured Party or its representatives with any other information reasonably requested by the Secured Party with respect to the Collateral.

E. Additional Documents. Pledgor shall sign and deliver, at the sole cost of Pledgor, any instruments furnished by the Secured Party, including, without limitation, financing statements and continuation statements, which are necessary or desirable in the judgment of the Secured Party to obtain, create, maintain and perfect the security interest hereunder and to enable the Secured Party to comply with any federal or state law in order to obtain, create or perfect the Secured Party’s interest in the Collateral or to obtain proceeds of the Collateral.

F. Notice of Changes. Pledgor shall notify the Secured Party immediately of (i) any material change in the Collateral, (ii) a change in Pledgor’s address specified above and (iii) a change in any matter warranted or represented by Pledgor in this Agreement.

G. Possession of Collateral. Pledgor shall deliver all investment securities and other instruments and documents which are a part of the Collateral and in Pledgor’s possession to the Secured Party immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to the Secured Party.

H. Power of Attorney. Pledgor appoints the Secured Party and any officer thereof as Pledgor’s attorney-in-fact with full power in Pledgor’s name and on Pledgor’s behalf to do every act which Pledgor is obligated to do or may be required to do hereunder; provided, however, nothing in this paragraph shall be construed to obligate the Secured Party to take any action hereunder nor shall the Secured Party be liable to Pledgor for any action or the failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligations are outstanding. Without limiting the generality of the foregoing, the Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

I. Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Obligations or any part thereof, no modification of any Transaction Documents, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of the Secured Party under any law, hereunder, or under any other Transaction Document. The Secured Party shall not be required to file suit or assert a claim for personal judgment against any person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing or otherwise realizing upon the Collateral. Pledgor waives any right that can be waived to require or control application of any other security or proceeds thereof, and agrees that the Secured Party shall have no duty or obligation to Pledgor to apply to the Obligations any such other security or proceeds thereof.

J. Waivers by Pledgor. Pledgor hereby waives (i) notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligations; (ii) presentment, demand, notice of dishonor, and protest; and (iii) notice of the amount of the Obligations outstanding at any time. Pledgor waives any right to require that any action be brought against any other person or to require that resort be had to any other security. Pledgor further waives any right of subrogation or to enforce any right of action against any other obligor on any Obligation or other pledgor to the Secured Party of collateral for the Obligations until the Obligations are paid in full.

VI. Rights and Powers of the Secured Party.

A. General. Before or after an Event of Default, the Secured Party, without liability to Pledgor, may: (a) take control of proceeds of the Collateral, including stock or other securities received as distributions; (b) release any Collateral in its possession to Pledgor, temporarily or otherwise; and (c) exercise all other rights which an owner of such Collateral may exercise, except that before an Event of Default shall occur, the Secured Party shall not have the right to receive cash dividends, interest, premium and other cash payments with respect to the Shares or to vote or dispose of the Shares. At any time, the Secured Party may transfer any of the Collateral or evidence thereof into its own name or that of its nominee and if Secured Party is still in possession of the Collateral after the Obligations have been paid in full, Secured Party shall cause any Collateral that has been transferred to Secured Party’s name or that of its nominee to be re-transferred into such names as Pledgor shall reasonably request. The Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of the Secured Party, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of the Secured Party will be in addition to, and not a limitation upon, any rights and powers of the Secured Party given by law, elsewhere in this Agreement, or otherwise.

B. Dividends and Voting Rights. So long as no Event of Default has occurred, Pledgor may (a) retain all cash dividends and cash distributions paid with respect to the Shares and (b) subject to the provisions of Section V.A., exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Shares. The Secured Party will cooperate with any reasonable requests of Pledgor to effectuate the foregoing.

C. Convertible or Exercisable Collateral. The Secured Party may present for conversion or exercise any Collateral which is convertible or exercisable into any other instrument or investment security or a combination thereof with cash, but the Secured Party shall not have any duty to present for conversion or exercise any Collateral unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible. Pledgor shall not present for conversion or exercise any Collateral that is so convertible or exercisable.

VII. Default.

A. Event of Default; Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, the Secured Party may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligations, (d) notice of acceleration of all or any part of the Obligations, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement which may not be waived under any applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at the Secured Party’s option:

(i) Direct Delivery of Dividends and Other Distributions. Direct that all dividends, interest, premium and other payments with respect to the Collateral of whatever kind or nature thereafter paid with respect to the Collateral be paid directly to the Secured Party, and Pledgor shall execute and deliver to the Secured Party any and all documents necessary to effectuate the foregoing.

(ii) Liquidation of Collateral. Sell, or instruct any agent to sell, all or any part of the Collateral, and direct such agent to deliver all proceeds thereof to the Secured Party, and apply all proceeds to the payment of any or all of the Obligations in such order and manner as the Secured Party shall, in its discretion, choose.

(iii) Acceleration. Declare the Obligations immediately due and payable.

(iv) Uniform Commercial Code. Exercise all of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York.

Pledgor specifically understands and agrees that any sale or redemption by the Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by the Secured Party at times and in manners which could result in the proceeds of such sale or redemption being significantly and materially less than might have been received if such sale or redemption had occurred at different times or in different manners, and Pledgor hereby releases the Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale or redemption. The Pledgor agrees that the Collateral may be sold as provided for in this Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

VIII. General.

A. Parties Bound. The Secured Party’s rights hereunder shall inure to the benefit of the Secured Party and its successors and assigns, and in the event of any assignment or transfer by the Secured Party of any of the Obligations or the Collateral, the Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Secured Party shall retain all rights and powers hereby given with respect to any of the Obligations or Collateral not so assigned or transferred. All representations, warranties and agreements of Pledgor shall be binding upon the successors and permitted assigns of Pledgor.

B. Waiver. No delay of the Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by the Secured Party of any right hereunder or of any default by Pledgor shall be binding upon the Secured Party unless in writing, and no failure by the Secured Party to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of the Secured Party as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all other such rights, powers or remedies.

C. Notice. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action to the address of the parties set forth below, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the mail, first class postage prepaid, or if sent by any other means, upon delivery.

D. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited, which shall be signed by Pledgor and the Secured Party. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

E. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any Transaction Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

F. Applicable Law and Venue. This Agreement has been executed and delivered in the State of New York and shall be governed by the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

G. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

H. Definitions. Capitalized terms used herein without definition have the meaning ascribed to those terms in the Securities Purchase Agreement, dated as of the date hereof, between the Secured Party and Pledgor, and in the Transaction Documents delivered pursuant thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their duly authorized representatives as of July 25, 2008.

SECURED PARTY:	PLEDGOR:

SHELTER ISLAND OPPORTUNITY FUND, LLC	SYZYGY ENTERTAINMENT, LTD.
By: By: Shelter Island GP, LLC, its Manager

By:	/s/ Sean Sullivan
Name:	Name:	Sean Sullivan
Title:	Title:	President